From:    The Board of Directors

To:      Arup Sen, Chairman and Chief Executive Officer

         The following summarizes, in general terms, your compensation package and incentives for your employment as Chief Executive Officer of Electropharmacology, Inc. following the successful completion of the recent corporate reorganization.

         1.       Annual base compensation:
         Initial (as of September 1, 1998)                              $130,000
         Upon closing of Elan transaction                                150,000
         Upon closing of a total $[omission](+) financing                160,000
         Upon achieving $[omission](+) in annual revenue                 170,000
         Upon closing of a total $[omission](+) financing                180,000
         Upon achieving $[omission](+) in annual revenue                 200,000

         2.       Stock Option Vesting:
         Total granted 500,000 shares pursuant to the EPI Stock Option Plan (exercise price is EPI common stock price at close of trading on August 25, 1998; term of exercise - 10 years from date of grant) and subject to approval by the new Board of Directors:

         Successful conclusion of reorganization                   75,000 shares
         Closing of Elan transaction                              100,000 shares
         Annual revenue of $[omission](+)                          50,000 shares
         First anniversary of employment                           25,000 shares
         Milestones to be set by the Board of Directors           250,000 shares

         3. One time Bonuses: Cash and/or Stock - At the sole discretion of the Board

         4.       Miscellaneous:
         All standard employee benefits, incl. disability and four weeks paid vacation per year; maximum carryover of vacation - two weeks.

         In the event that your employment is terminated without "cause" before three years, a severance of six months' base salary subject to your mitigation of such payment by diligently seeking other employment. All stock options vest immediately and will remain exercisable for the original term of exercise (10 years from date of grant) in the event your employment is terminated (a) due to an acquisition by or merger with a third party not recommended and/or approved by you or (b) without "cause".

For EPi: /s/ Murray Feldman                 For HTD: /s/ Richard K. Kneipper
By:      ____________________________       By:      _______________________
         Murray Feldman                              Richard K. Kneipper

                                            For Gemini: /s/ Krishna Jayaraman
                                            By:      ________________________
                                                        Dr. Krishna Jayaraman